VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:      Watts Industries, Inc.

Dear Sir/Madam:

         Electronically transmitted for filing please find the above named Company's Proxy Statement, forms of Proxy and Notice of Annual Meeting of Stockholders for the October 15, 1996 Annual Meeting of Stockholders of Watts Industries, Inc. These proxy materials are to be mailed on or about September 12, 1996 to stockholders of record at the close of business on August 30, 1996. A $125 filing fee for these materials has been deposited in the Securities and Exchange Commission's lock box with the Mellon Bank in Pittsburgh, PA. The CIK number for Watts Industries, Inc. is 0000795403.

         Seven (7) copies of the Company's Annual Report to Stockholders will be mailed to the Commission pursuant to Rule 14a-3(c) of Regulation 14A and Rule 101(b)(1) of Regulation S-T. The Annual Report is not deemed to be "filed" with the Commission. It is being provided to the Commission solely for its information.

         Shares of Watts Industries, Inc. Class A Common Stock that may be issued under the Watts Industries, Inc. 1996 Stock Option Plan will be registered under the Securities Act of 1933 as soon as practicable after approval of such plan by Watts Industries' stockholders.

                                                            Sincerely,
                                                             /s/ Thomas J. White
                                                             -------------------

                                                                 Thomas J. White
TJW:eab
cc:      Suzanne M. Zabitchuck, Esq.
         Robert P. Whalen, Jr., Esq.



                                  SCHEDULE 14A


SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of
1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Materials Pursuant to s. 240.14a-11(c) or s. 240.14a-12

                             Watts Industries, Inc.
                (Name of Registrant as Specified in Its Charter)

                              Thomas J. White, Esq.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i) (1), or 14a-6 (i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i) (3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

       1)       Title of each class of securities to which transaction applies:
- -------------------------------------------------------------------------
       2)       Aggregate number of securities to which transaction applies:
- -------------------------------------------------------------------------
       3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
- -------------------------------------------------------------------------
       4)       Proposed maximum aggregate value of transaction:
- -------------------------------------------------------------------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ]     Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:


A-4

                             Watts Industries, Inc.
                               September 12, 1996




Dear Stockholder:

      We cordially invite you to attend our 1996 Annual Meeting, which will be held on Tuesday, October 15, 1996 at 10:00 a.m., in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810.

      The purposes of the Annual Meeting are (i) to elect Directors as set forth in Proposal 1, (ii) to ratify the selection of independent auditors for the current fiscal year as set forth in Proposal 2, and (iii) to approve the Watts Industries, Inc. 1996 Stock Option Plan as set forth in Proposal 3. The Board of Directors recommends that you vote in favor of these proposals and urges you to read the proxy statement which describes these proposals and presents other important information.

      Your support of our efforts is important to the other Directors and to me regardless of the number of shares you own. Accordingly, we urge you to complete, sign and return your proxy promptly in the envelope provided for your convenience.

      Following the completion of the scheduled business, we will report on the Company's operations and plans and answer questions from the floor. We hope that you will be able to join us on October 15th.

                                                Sincerely,


                                               [GRAPHIC OMITTED]

                                                TIMOTHY P. HORNE
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                             WATTS INDUSTRIES, INC.
                               815 Chestnut Street
                             North Andover, MA 01845
                             -----------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on October 15, 1996
                            -----------------------

To the Stockholders of Watts Industries, Inc.

      Notice is hereby given that the Annual Meeting of Stockholders of Watts Industries, Inc. will be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810, on Tuesday, October 15, 1996, at 10:00 a.m., for the following purposes:

1.To elect to the Board of Directors of Watts Industries, Inc. eight Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year;

3.To approve the Watts Industries, Inc. 1996 Stock Option Plan; and

4.To consider and act upon any matters incidental to the foregoing or any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     Only stockholders of record at the close of business on August 30, 1996 will be entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof.



                                              By Order of the Board of Directors





                                                         KENNETH J. McAVOY
                                                         Secretary



North Andover, Massachusetts
September 12, 1996





                                    IMPORTANT

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. ACCORDINGLY, YOU ARE URGED TO PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                             WATTS INDUSTRIES, INC.
                            -----------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                October 15, 1996
                                 PROXY STATEMENT
                            -----------------------
                             INFORMATION CONCERNING
                             SOLICITATION AND VOTING

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Watts Industries, Inc. (the "Company") for use at the Company's 1996 Annual Meeting of Stockholders to be held on Tuesday, October 15, 1996 and at any adjournment(s) or postponement(s) thereof. Shares represented by duly executed proxies will be voted for the election of the nominees named herein for Director, for the ratification of the selection of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year, and for approval of the Watts Industries, Inc. 1996 Stock Option Plan, unless authority is withheld or different instructions are given.

      Proxies may be revoked by a written revocation received by the Secretary of the Company at the address of the Company set forth below or in open meeting at any time prior to the voting thereof. Submission of a later dated proxy will revoke any earlier dated proxy. Unless previously revoked, proxies delivered will be voted at the meeting. Where a choice or instruction is specified by the stockholder thereon, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by the stockholder, the proxy will be voted as recommended by the Directors. Shares held for customers of brokers which are not voted on a proposal because of a lack of instructions from such brokers' customers are not considered entitled to vote on that proposal, but if represented by proxy will be treated as present at the meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote for a nominee has the same effect as a vote against such nominee.

      Stockholders of record at the close of business on August 30, 1996 are entitled to receive notice of and to vote at the meeting. Each share of Class A Common Stock of the Company outstanding on the record date is entitled to one vote, and each share of Class B Common Stock of the Company outstanding on the record date is entitled to ten votes. As of the close of business on August 30, 1996, there were outstanding and entitled to vote 16,168,138 shares of Class A Common Stock and 11,365,627 shares of Class B Common Stock.

      This proxy statement and the enclosed proxy are being mailed together by the Company on or about September 12, 1996 to stockholders of record as of August 30, 1996. The Company's Annual Report for the fiscal year ended June 30, 1996 is also being mailed to such stockholders of the Company with this proxy statement.

      The principal executive offices of the Company are located at 815 Chestnut Street, North Andover, Massachusetts 01845.

      The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may also use the services of some of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

      At the date hereof the management of the Company has no knowledge of any business other than the matters set forth in the Notice of Annual Meeting of Stockholders and described above that will be presented for consideration at the meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy will have discretionary authority to vote all such proxies as they shall decide. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, shall have and may exercise all of the powers and authority of the proxies.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Board of Directors of the Company has fixed the number of Directors at eight and nominated the individuals named below for election as Directors. If elected, the nominees will serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Proxies will be voted for the nominees named below unless otherwise specified in the proxy. All of the nominees are presently members of the Board of Directors. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted either for the election of another person or persons to be designated by the Board of Directors or to fix the number of Directors at a lesser number and elect the nominees able to serve. Holders of voting rights sufficient to elect each of the nominees named below have indicated an intention to vote in favor of such nominees.

                     INFORMATION AS TO NOMINEES FOR DIRECTOR

      Set forth below is the name and age of each nominee for director, who are the current directors of the Company, his or her principal occupation for the past five years, the year each became a director of the Company and the names of certain other companies in which he or she serves as a director. The information is as of August 21, 1996.

                                                 Present Principal Employment and                         Director
       Name                Age                     Prior Business Experience(1)                           Since (1)

Timothy P. Horne....... 58    Chairman of the Board since 1986 and Chief Executive Officer since               1962
                              1978; President since 1994. Mr. Horne joined the Company in 1959.
David A. Bloss, Sr. ... 46    Executive Vice President since July 1993. Prior to July 1993, Mr.                1994
                              Bloss was associated for five years with the Norton Company, a manufacturer of abrasives and cutting tools, serving as President of its Superabrasives Division from 1991 to 1993.
Frederic B. Horne...... 46    Corporate Vice President since 1987; Vice President and General                  1980
                              Manager from 1978 to 1987. Mr. Horne joined the Company in 1973.
Kenneth J. McAvoy.......56    Chief Financial Officer and Treasurer since 1986; Vice President                 1994
                              of Finance from 1984 to 1994; Executive Vice President of European
                              Operations from 1994 to 1996; Secretary since 1985. Mr. McAvoy joined the Company in 1981.
Noah T. Herndon.........64    Partner of Brown Brothers Harriman & Co., private bankers, since                 1981
                              1974. Mr. Herndon is a director of Fieldcrest Cannon, Inc. ,
                              National Auto Credit, Inc. and Zoll Medical Corporation.
Wendy E. Lane...........45    Chairman of Lane Holdings, Inc., an investment banking firm, since               1994
                              1992. Prior to forming Lane Holdings, Ms. Lane was a Principal and
                              Managing Director of Donaldson, Lufkin & Jenrette, an investment banking firm, serving in these and other positions from 1980 to 1992.
Gordon W. Moran.........58    President and Chief Executive Officer of Hollingsworth & Vose                    1990
                              Company, a paper manufacturer, since 1983. Mr. Moran is a director of Associated Industries of Massachusetts, the American Paper
                              Institute and the South Norfolk County Association for Retarded
                              Citizens, Inc.
Daniel J. Murphy, III...54    Chairman of Northmark Bank, a commercial bank, since August                      1986
                              1987. Prior to forming Northmark Bank in 1987, Mr. Murphy was a
                              Managing Director of Knightsbridge Partners, Incorporated, a venture capital firm, from January to August 1987 and President and a director of Arltru Bancorporation, a bank holding company, and its wholly owned subsidiary, Arlington Trust Company, from 1980 to
                              1986. Mr. Murphy is a director of Bay State Gas Company.

(1) All positions with the Company indicated for periods prior to January 1, 1986 were held with Watts Regulator Co. The Company became the parent company of Watts Regulator Co. and its various sub- sidiaries pursuant to a reorganization effective as of January 1, 1986.

      Timothy P. Horne and Frederic B. Horne are brothers.


                            FEES TO CERTAIN DIRECTORS

      Each non-employee Director receives a fee of $15,000 per year and $500 per Board of Directors or committee meeting attended and also receives reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. In addition, each non-employee Director is eligible to receive grants of stock options under the Company's 1991 Non-Employee Directors' Nonqualified Stock Option Plan. Directors of the Company who are employees of the Company receive no compensation for their services as Directors.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

      The Company's Board of Directors held seven meetings during the fiscal year ended June 30, 1996. Each of the Directors of the Company attended at least three-quarters of the meetings of the Board and of the committees on which such Director served. The Company's Board of Directors has a standing Audit Committee and a standing Stock Option and Compensation Committee. The Audit Committee held three meetings, and the Stock Option and Compensation Committee held one meeting, during the fiscal year ended June 30, 1996. The Audit Committee reviews audit performance, recommends appropriate action on the basis of audit results and receives and reviews the auditors' "management letters" and management's responses thereto. The Stock Option and Compensation Committee is responsible for administering the Company's 1986 Incentive Stock Option Plan, its 1989 Nonqualified Stock Option Plan and its Management Stock Purchase Plan pursuant to authority delegated to it by the Board of Directors and for approving the compensation arrangements of the principal executive officers of the Company. During the fiscal year ended June 30, 1996, Messrs. Herndon and Moran and Ms. Lane comprised the Audit Committee and Messrs. Murphy and Herndon and Ms. Lane comprised the Stock Option and Compensation Committee.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

      The following table sets forth as of August 21, 1996 (except as otherwise indicated) certain information concerning shares of Class A Common Stock and Class B Common Stock held by (i) all beneficial owners of 5% or more of either class of the Company's Common Stock, (ii) each Director or person nominated for election as a Director of the Company and (iii) the Chief Executive Officer, the four other most highly compensated executive officers listed in the Summary Compensation Table and, as a group, all executive officers and Directors or persons nominated for election as Directors of the Company.

                                                                         Number of
                                                                          Shares
                                                                       Beneficially               Total Percent(1)
Name of Beneficial Owner(2)                                              Owned(3)             Equity      Voting
- ---------------------------                                              --------             ------      ------
Timothy P. Horne(4)...................................................10,699,282 (5)(6)        38.7%       81.1%
Frederic B. Horne(4)..................................................11,006,807 (6)(7)        39.9        84.0
George B. Horne(4)(8)..................................................2,124,600 (6)(8)(9)      7.7        16.4
Daniel W. Horne(4)(10).................................................1,335,840 (6)(9)(10)     4.9        10.3
Deborah Horne(4)(11)...................................................1,335,840 (6)(9)(1l)     4.9        10.3
Peter W. Horne(4)(12)..................................................1,335,840 (6)(12)        4.9         9.9
Nicholas Company, Inc..................................................2,628,600 (13)(14)       9.5         2.0
First Chicago NBD Corporation............................................958,654 (13)(15)       3.5           *
Noah T. Herndon...........................................................13,000 (13)(16)         *           *
Wendy E. Lane.............................................................10,000 (13)(17)         *           *
Daniel J. Murphy, III.....................................................13,900 (13)(16)         *           *
Gordon W. Moran...........................................................11,000 (13)(16)         *           *
David A. Bloss, Sr........................................................42,000 (13)(20)         *           *
Michael O. Fifer...........................................................6,601 (13)(21)         *           *
Kenneth J. McAvoy.........................................................54,000 (13)(18)         *           *
Robert T. McLaurin........................................................38,350 (19)(23)         *           *
All executive officers and Directors as a group (12 persons)..........11,693,734 (22)(23)      41.9        86.3
- -------------
* Less than 1%.

(1) The percentages have been determined as of August 21, 1996 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At that date, a total of 27,533,765 shares were outstanding, of which 11,365,627 were shares of Class B Common Stock entitled to ten votes per share and 16,168,138 were shares of Class A Common Stock entitled to one vote per share. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.

(2) The address of Nicholas Company, Inc. is 700 North Water Street, Milwaukee, Wisconsin 53202. The address of First Chicago NBD Corporation is One First National Plaza, Chicago, Illinois 60670. The address of each other stockholder in the table is c/o Watts Industries, Inc., 815 Chestnut Street, North Andover, Massachusetts 01845.

(3) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). A person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(4) Timothy P. Horne, Frederic B. Horne, George B. Horne, Daniel W. Horne, Deborah Horne and Peter W. Horne, together with Judith Rae Horne (as trustee and custodian for her minor daughter) may be deemed a "group" as that term is used in Section 13(d)(3) of the Exchange Act.

     Shares of Class B Common Stock of the Company held by each member of the Horne family named in the above table and any voting trust certificates in respect thereof are subject to a right of first refusal in favor of the other Horne family members named in the table and two other Horne family members not named in the table. The Company has granted registration rights with respect to the shares of Class B Common Stock beneficially owned by such Horne family members.

(5) Includes (i) 2,823,962 shares, of which 72,742 shares are Class A Common Stock, beneficially owned by Timothy P. Horne (for purposes of this footnote, "Mr. Horne"), (ii) 1,355,166 shares owned by Frederic B. Horne, Mr. Horne's brother, (iii) 1,335,840 shares held for the benefit of Daniel
     W. Horne, Mr. Horne's brother, under a revocable trust for which Mr. Horne serves as sole trustee, (iv) 1,335,840 shares held for the benefit of Deborah Horne, Mr. Horne's sister, under a trust for which Mr. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (v) 1,285,840 shares held for the benefit of Peter W. Horne, Mr. Horne's brother, under a revocable trust for which Frederic B. Horne serves as sole trustee, (vi) 2,124,600 shares held for the benefit of George B. Horne, Mr. Horne's father, under a revocable trust for which Mr. Horne serves as co-trustee, (vii) 50,000 shares owned by Tara V. Horne, Mr. Horne's daughter, (viii) 50,000 shares held by Judith Rae Horne, Mr. Horne's wife, as trustee for Mr. Horne's minor daughter, (ix) 30,200 shares held for the benefit of Tara V. Horne, under an irrevocable trust for which Mr. Horne serves as co-trustee, (x) 22,600 shares held for the benefit of Mr. Horne's minor daughter, under an irrevocable trust for which Mr. Horne serves as co-trustee, (xi) 22,600 shares held for the benefit of Frederic B. Horne's minor daughter, under an irrevocable trust for which Frederic B. Horne serves as co-trustee and (xii) 104,894 shares issuable upon the exercise of stock options exercisable presently or within 60 days of August 21, 1996. Also includes 157,740 shares held by Judith Rae Horne, Mr. Horne's wife, as trustee or custodian for Mr. Horne's minor daughter, of which Mr. Horne disclaims beneficial ownership. A total of 2,751,220 of the shares of Class B Common Stock noted in clause
     (i), the shares noted in clauses (ii) through (v), 2,004,600 of the shares noted in clause (vi), and the shares noted in clauses (vii) through (xi) of this footnote (10,243,906 shares in the aggregate) are held in a voting trust for which Mr. Horne serves as co-trustee. See footnote 6. All shares beneficially owned or which may be deemed beneficially owned by Mr. Horne are Class B Common Stock except 72,742 of the 2,823,962 shares noted in clause (i) and all of the shares noted in clause (xii) of this footnote.

(6) All shares of Class B Common Stock beneficially owned by Timothy P. Horne, all shares of Class B Common Stock beneficially owned by trusts for the benefit of Daniel W. Horne, Deborah Horne, Peter W. Horne, Tara V. Horne, Timothy P. Horne's minor daughter and Frederic B. Horne's minor daughter, 1,355,166 shares of Class B Common Stock beneficially owned by Frederic B. Horne, 2,004,600 shares beneficially owned by a trust for the benefit of George B. Horne, and 50,000 shares of Class B Common Stock beneficially owned by Tara V. Horne (10,243,906 shares in the aggregate) are subject to the terms of the Horne Family Voting Trust Agreement-1991 (the "Voting Trust"). Under the terms of the Voting Trust, the two trustees (currently Timothy P. Horne and Frederic B. Horne) have sole power to vote all shares subject to the Voting Trust. However, as long as Timothy P. Horne and Frederic B. Horne are serving as trustees of the Voting Trust, Timothy P. Horne generally has the right to vote all shares subject to such trust in the event that the trustees do not concur with respect to any
     proposed  action,   including  any  exercise  of  the  trustee's  right  to
     autho-rize the withdrawal of shares from the Voting Trust (the "Determination Power"). The sole exception to the Determination Power is that the concurrence of Timothy P. Horne and Frederic B. Horne is required for the voting of shares in connection with any vote involving the election or removal of directors of the Company. Under the terms of the Voting Trust, Timothy P. Horne, the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, Frederic B. Horne, a Corporate Vice President and a Director of the Company, and George B. Horne, the father of Timothy P. Horne and Frederic B. Horne, may designate up to two successor trustees to succeed Timothy P. Horne and Frederic B. Horne, one to be designated as the primary designee and the other as the secondary designee. If either Timothy P. Horne or Frederic B. Horne ceases for any reason to serve as a trustee, first the primary designee and then the secondary designee (if any) would become a co-trustee with the remaining Horne brother. Under such circumstances the remaining Horne brother would generally have the Determination Power except that (i) the concurrence of the remaining Horne brother and the co-trustee would be required in connection with any vote involving the election or removal of directors of the Company, (ii) the designated successor would vote those shares owned by the departed Horne brother and (iii) the designated successor would have sole authority with respect to withdrawals of shares beneficially owned by the departed Horne brother. If both Timothy P. Horne and Frederic B. Horne cease to serve as trustees, first the primary designee and then the secondary designee would remain as the sole trustee for the term of the Voting Trust. If designated successors become trustees but do not survive whichever of Timothy P. Horne or Frederic B. Horne is still serving as trustee, that trustee would remain as the sole trustee absent an amendment to the Voting Trust. If each of Timothy P. Horne and Frederic B. Horne and the two designated successors cease to serve as trustees for any reason, the holders of a majority of the voting trust certificates then outstanding have the right to designate successor trustees as necessary under the terms of the Voting Trust. Pursuant to the power of designation described above, Timothy P. Horne, Frederic B. Horne and George B. Horne have designated Noah T. Herndon, a Director of the Company, as the primary designee and John LeClaire, Esq., a partner in the law firm of Goodwin, Procter & Hoar, as the secondary designee, should either Timothy P. Horne or Frederic B. Horne cease to serve as a trustee under the Voting Trust. Timothy P. Horne, Frederic B. Horne and George B. Horne can collectively agree to revoke the designation of any successor before he begins to serve or to appoint a new designated successor. If one or more of such Horne family members are unable to take such action, this power rests in the survivor or survivors of them.

      The Voting Trust expires on October 31, 2001, subject to extension on or after October 31, 1999 by stockholders (including the trustee of any trust stockholder, whether or nor such trust is then in existence) who deposited shares of Class B Common Stock in the Voting Trust and are then living or, in the case of shares in the Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The Voting Trust may be amended by vote of the holders of a majority of the voting trust certificates then outstanding and, while one or more of Timothy P. Horne, Frederic B. Horne and their successor designated as described in the preceding paragraph is serving as trustee, the trustees. In certain cases (i.e., changes to the extension, termination and amendment provisions), the original depositors must also approve amendments. Shares may not be removed from the trust during its term without the consent of the trustees.

      Timothy P. Horne beneficially owns 26.9% of the total beneficial interest in the Voting Trust (the "Beneficial Interest") individually, 13.0% of the Beneficial Interest as trustee of a revocable trust, 13.0% of the Beneficial Interest as trustee of a trust revocable with the consent of the trustee, 19.6% of the Beneficial Interest as co-trustee of a revocable trust and 0.5% of the Beneficial Interest as co-trustee of two irrevocable trusts (representing an aggregate of 73.0% of the Beneficial Interest). Frederic B. Horne beneficially owns 13.2% of the Beneficial Interest individually, 12.6% of the Beneficial Interest as trustee of a revocable trust and 0.2% of the Beneficial Interest as co-trustee of an irrevocable trust (representing an aggregate of 26.0% of the Beneficial Interest). George B. Horne holds 20.3% of the Beneficial Interest as co-trustee of a revocable trust and three irrevocable trusts. Tara V. Horne, individually and as beneficiary of an irrevocable trust, Judith Rae Horne, as trustee for Timothy P. Horne's minor daughter, and an irrevocable trust for a minor daughter of each of Timothy P. Horne and Frederic B. Horne each hold less than 0.8% of the Beneficial Interest. Voting trust certificates are subject to any restrictions on transfer applicable to the stock which they represent.

  (7) Includes (i) 2,074,945 shares, of which 58,622 are shares of Class A Common Stock, beneficially owned by Frederic B. Horne (for purposes of this footnote, "Mr. Horne"), (ii) 2,751,220 shares beneficially owned by Timothy P. Horne, (iii) 1,335,840 shares beneficially owned by a revocable trust for the benefit of Daniel W. Horne for which Timothy P. Horne serves as sole trustee, (iv) 1,335,840 shares beneficially owned by a trust for the benefit of Deborah Horne, for which Timothy P. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (v) 1,285,840 shares beneficially owned by a revocable trust for the benefit of Peter W. Horne for which Mr. Horne serves as sole trustee, (vi) 2,004,600 shares beneficially owned by a revocable trust for the benefit of George B. Horne, for which George B. Horne and Timothy P. Horne serve as co-trustees, (vii) 50,000 shares owned by Tara V. Horne, Timothy P. Horne's daughter, (viii) 50,000 shares held by Judith Rae Horne, as trustee for Timothy P. Horne's minor daughter, (ix) 30,200 shares held for the benefit of Tara V. Horne, under an irrevocable trust for which Timothy P. Horne serves as co-trustee, (x) 22,600 shares held for the benefit of Timothy P. Horne's minor daughter, under an irrevocable trust for which Timothy P. Horne serves as co-trustee, (xi) 22,600 shares held for the benefit of Mr. Horne's minor daughter, under an irrevocable trust for which Mr. Horne serves as co-trustee and (xii) 43,122 shares issuable upon the exercise of stock options exercisable presently or within 60 days of August 21, 1996. A total of 1,355,166 of the 2,074,945 shares of Class B Common Stock noted in clause (i) and all of the shares noted in clauses (ii) through (xi) above (10,243,906 shares in the aggregate) are held in the voting trust described in footnote 6 above. All shares beneficially owned or which may be deemed beneficially owned by Mr. Horne are Class B Common Stock except 58,622 of the 2,074,945 shares noted in clause (i) and all of the shares noted in clause (xii) of this footnote.

(8) Includes 2,124,600 shares held in a revocable trust for which Timothy P. Horne and George B. Horne serve as co-trustees. A total of 2,004,600 of such shares are subject to the voting trust described in footnote 6 above.

(9)   All shares are Class B Common Stock.

(10) Shares are held in a revocable trust for which Timothy P. Horne serves as sole trustee, and are subject to the voting trust described in footnote 6.

(11) Shares are held in a trust for which Timothy P. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, and are subject to the voting trust described in footnote 6.

(12) All shares are Class B Common Stock except for 50,000 shares of Class A Common Stock. The Class B Common Stock shares are held in a revocable trust for which Frederic B. Horne serves as sole trustee, and are subject to the voting trust described in footnote 6.

(13) All shares are shares of Class A Common Stock or options to purchase Class A Common Stock exercisable presently or within 60 days of August 21, 1996.

(14) The information is based on a Schedule l3G dated January 26, 1996 filed with the Securities and Exchange Commission by Nicholas Company, Inc., Nicholas Fund, Inc. and Albert O. Nicholas reporting their aggregate holdings of shares of Class A Common Stock as of December 31, 1995. Nicholas Company, Inc. has stated in the Schedule 13G that it is an investment adviser registered under the Investment Advisers Act of 1940 and possesses sole dispositive power over 2,628,600 shares indicated as owned by it. Nicholas Fund, Inc. has stated in the Schedule 13G that it is an investment company registered under the Investment Company Act of 1940 and possesses sole voting power for 1,865,000 of the 2,628,600 shares owned by Nicholas Company, Inc. Albert O. Nicholas has stated in the
      Schedule 13G that he is an individual and disclaims direct beneficial ownership of all securities reported as beneficially owned by Nicholas Company, Inc. and Nicholas Fund, Inc. Mr. Nicholas is the President, a Director and the majority stockholder of Nicholas Company, Inc.

(15) The information is based on a Schedule 13G dated February 12, 1996 filed with the Securities and Exchange Commission by First Chicago NBD Corporation reporting its holdings of shares of Class A Common Stock as of December 31, 1995. First Chicago NBD Corporation has stated in the
      Schedule 13G that it is a parent holding company corporation for one or more of its banking subsidiaries and that such banks possess sole voting power over 937,470 shares, sole investment power over 915,234 shares and shared investment power over 36,220 shares.

(16) Includes 10,000 shares of Class A Common Stock issuable upon the exercise of stock options under the 1991 Non-Employee Directors' Nonqualified Stock Option Plan.

(17)  Includes  (i)  4,000  shares  of Class A Common  Stock  issuable  upon the exercise of stock options under the 1991 Non-Employee Directors' Nonqualified Stock Option Plan, (ii) 2,000 shares of Class A Common Stock held by Ms. Lane as trustee or custodian for her minor children and (iii) 4,000 shares of Class A Common Stock.

(18) Represents 54,000 shares of Class A Common Stock issuable upon the exercise of stock options presently or within 60 days of August 21, 1996.

(19) Includes (i) 34,000 shares of Class A Common Stock issuable upon the exercise of stock options presently or within 60 days of August 21, 1996 and (ii) 4,350 shares of Class B Common Stock of the Company.

(20) Includes (i) 33,000 shares of Class A Common Stock issuable upon the exercise of stock options presently or within 60 days of August 21, 1996,
      (ii) 1,000  shares of Class A Common Stock held by Mr.  Bloss'  spouse and
      (iii) 8,000 shares of Class A Common Stock.

(21) Includes (i) 801 shares of Class A Common Stock, (ii) 300 shares of Class A Common Stock held by Mr. Fifer for three minor daughters and (iii) 5,500 shares of Class A Common Stock issuable upon the exercise of stock options presently or within 60 days of August 21, 1996.

(22) Includes (i) 11,187,153 shares of Class B Common Stock, (ii) 155,365 shares of Class A Common Stock, and (iii) 351,216 shares of Class A Common Stock issuable upon the exercise of stock options presently or within 60 days of August 21, 1996.

(23) Shares of Class B Common Stock of the Company held by members of management other than Horne family members are subject to a right of first refusal in favor of the Company.

                            COMPENSATION ARRANGEMENTS

Summary Compensation Table

The following table contains information with respect to the compensation for the past three fiscal years of the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "named executive officers") serving in such capacity at fiscal year ended June 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term Compensation
                                      Annual Compensation                                       Awards
                                                                            Restricted Stock
Name and                          Fiscal    Salary      Bonus                     Units          Options
Principal Position                 Year       ($)      ($)(1)                   ($)(2)(3)       (#)(4)(5)
- ------------------                 ----    ---------   ------                   ---------       ---------
Timothy P. Horne
Chairman of the Board,             1996    640,000         0 (6)                42,669 (7)      40,000 (13)
   President and Chief             1995    619,166    83,948                       --           40,000 (13)
   Executive Officer............   1994     596,838   84,503                       --           40,000 (13)
David A. Bloss, Sr.                1996    256,670         0                   106,781 (8)      35,000 (13)
Executive Vice                     1995    236,668   132,000                       --           35,000 (13)
   President....................   1994   201,674    104,170                       --           20,000 (13)
Kenneth J. McAvoy
Chief Financial
   Officer,                        1996    178,334         0                    63,355 (9)      30,000 (13)
   Treasurer and                   1995    168,338    93,500                       --           30,000 (13)
   Secretary....................   1994    158,340    91,760                       --           30,000 (13)
Robert T. McLaurin
Corporate Vice                     1996    168,338    46,750                    62,340 (10)     10,000 (14)
   President of Asian              1995    157,508    88,000                       --           10,000 (14)
   Operations...................   1994    143,590    75,908                       --               --
Michael O. Fifer (12)              1996    135,000    27,845                    80,008 (11)     10,500 (14)
Vice President                     1995    101,670    38,000                       --            8,500 (14)
   Corporate Development........   1994     14,012     6,333                       --               --
- ------------

(1) Amounts awarded under the Executive Incentive Bonus Plan for the 1995 and 1994 fiscal years and under the Executive Incentive Bonus Plan, as amended, for the 1996 fiscal year.

(2) Represents the dollar value (net of any consideration paid by the named executive officer) of Restricted Stock Units (RSUs) received under the Management Stock Purchase Plan (the "Management Plan") determined by multiplying the number of RSUs received by the closing market price of the Company's Class A Common Stock ($16.375) on the RSU grant date (August 5,
      1996).

(3) Each of the named executive officers made an election under the Management Plan in December 1995 to receive RSUs (i) in lieu of a specified percentage or dollar amount of his actual annual incentive bonus or (ii) for a specified dollar amount, up to 100% of his targeted maximum bonus, for fiscal year ended June 30, 1996. RSUs were awarded as of August 5, 1996 (the date actual annual incentive bonuses were determined) by dividing the named executive officer's election amount by the RSU Cost. The RSU Cost was $12.28 per RSU, which was 75% of $16.375, the closing market price of the Company's Class A Common Stock on August 5, 1996. Each RSU is 100% vested three years after the date of grant and, at the end of a deferral period, if one had been specified by the named executive officer under the Management Plan, the Company will issue one share of Class A Common Stock for each vested RSU. Cash dividends, equivalent to those paid on the Company's Common Stock, will be credited to the named executive officer's account for each nonvested RSU and will be paid in cash to such person when such RSUs become vested. Such dividends will also be paid in cash to individuals for each vested RSU held during any deferral period.

(4) Awarded under the 1986 Incentive Stock Option Plan (the "1986 Plan") or the 1989 Nonqualified Stock Option Plan (the "1989 Plan").

(5) All option amounts for fiscal 1994 were doubled as a result of a two-for-one stock split of the Company's Common Stock effected by means of a stock dividend payable on March 15, 1994.

(6)  Mr.Horne elected not to receive his annual incentive bonus for fiscal 1996.

(7) Mr. Horne's election under the Management Plan was to receive RSUs equal to $128,000, which was his targeted maximum bonus. Since Mr. Horne elected to forego his annual incentive bonus, he was required under the Mangement Plan to purchase RSUs for $128,000 from personal funds. Mr. Horne purchased 10,423 RSUs which was determined by dividing $128,000 by the RSU Cost.

(8) Mr. Bloss received 6,521 RSUs in lieu of receiving all of his annual incentive bonus which was $80,080. The number of RSUs was determined by dividing $80,080 by the RSU Cost.

(9) Mr. McAvoy received 3,869 RSUs in lieu of receiving all of his annual incentive bonus which was $47,520. The number of RSUs was determined by dividing $47,520 by the RSU Cost.

(10) Mr. McLaurin received 3,807 RSUs in lieu of receiving 50% of his total annual incentive bonus of $93,500, or $46,750. The number of RSUs was determined by dividing $46,750 by the RSU Cost.

(11) Mr. Fifer received 4,886 RSUs in lieu of receiving $60,000 of his total annual incentive bonus of $87,885. The number of RSUs was determined by dividing $60,000 by the RSU Cost.

(12) Mr. Fifer joined the Company in May 1994.

(13) Amount awarded under the Nonqualified Plan.

(14) Amount awarded under the Incentive Plan.

Stock Option Grants

      The following table shows information concerning options to purchase the Company's Class A Common Stock granted in fiscal 1996 to the named executive officers.

                                                                                        Potential Realizable Value
                                                                                        at Assumed Annual Rates of
                                                                                         Stock Price Appreciation
                                                   Individual Grants                        for Option Term(3)
                                        % of Total
                                          Options
                                        Granted to   Exercise  Market Price
                              Options    Employees    or Base   on Date of
                              Granted    in Fiscal     Price       Grant     Expiration
Name                         (#)(1)(2)     Year       ($/Sh)      ($/Sh)          Date       5%($)      10%($)
- ----                         ---------     ----       ------      ------     ----------      -----      ------
Timothy P. Horne........... 40,000(4)      13.07     23.375(6)    23.375      8-4-2005      588,000     1,490,120
David A. Bloss, Sr......... 35,000(4)      11.43     23.375(6)    23.375      8-4-2005      514,500     1,303,855
Kenneth J. McAvoy.......... 30,000(4)      9.88      23.375(6)    23.375      8-4-2005      441,000     1,117,590
Robert T. McLaurin......... 10,000(5)      3.26      23.375(7)    23.375      8-4-2005      147,000       372,530
Michael O. Fifer........... 10,500(5)      3.43      23.375(7)    23.375      8-4-2005      154,350       391,157
- ------------

(1)   All options were granted as of August 4, 1995.

(2) Options vest over five years at the rate of 20% per year on successive anniversaries of the respective dates on which the options were granted and generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant. Under the terms of the 1986 Incentive Stock Option Plan, the options granted to optionees who hold more than 10% of the combined voting power of all classes of stock of the Company have a maximum duration of five years from the date of grant.

(3) Based upon the market price on the date of grant and an annual appreciation at the rate stated on such market price through the expiration date of such options. The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(4) Awarded under the Company's 1989 Nonqualifed Stock Option Plan (the "1989 Plan").

(5) Awarded under the Company's 1986 Incentive Stock Option Plan (the "1986 Plan").

(6) Under the terms of the 1989 Plan, the exercise price of options cannot be less than 50% of fair market value.

(7) Under the terms of the 1986 Plan, the exercise price of options cannot be less than 110% of fair market value for optionees who hold more than 10% of the combined voting power of all classes of stock of the Company and 100% of fair market value for all other optionees.

Aggregated Option Exercises and Option Values

      The following table shows information concerning the exercise of stock options during fiscal year 1996 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                                          Value of Unexercised
                                                             Number of Unexercised        In-the-Money Options
                                                       Options at Fiscal Year End(#)(3) at Fiscal Year End($)(4)
                         Shares Acquired       Value
Name                    on Exercise(#)(1) Realized($)(2)  Exercisable  Unexercisable    Exercisable  Unexercisable
Timothy P. Horne                --                --          72,894        122,000         192,292        86,660
David A. Bloss, Sr.             --                --          15,000         75,000          23,200        34,800
Kenneth J. McAvoy               --                --          30,000         90,000          79,470        62,370
Robert T. McLaurin              --                --          30,000         18,000          70,500             0
Michael O. Fifer                --                --           1,700         17,300               0             0

- ------------

(1)  None of the named  executive  officers  exercised any options during fiscal
     1996.

(2) Represents the difference between the market price on the date of exercise and the exercise price of the options.

(3) Options vest over five years at the rate of 20% per year on successive anniversaries of the respective dates on which the options were granted and shall generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant.

(4) Represents the difference between the market price on the last day of the fiscal year and the exercise price of the options.

     1991 Non-Employee Directors' Nonqualified Stock Option Plan. Stock options granted under the 1991 Non-Employee Directors' Nonqualified Stock Option Plan (the "Directors' Plan") are granted automatically and without any further action on the part of the Board of Directors as of November 1 in each year commencing in 1991 (with respect to each year, the "Grant Date"). The Directors' Plan provides that options to purchase 2,000 shares of Class A Common Stock (or such lesser amount as shall enable each non-employee Director then in office to receive an equal grant in the event that there are not sufficient shares of Class A Common Stock for each such non-employee Director to receive a grant of 2,000 shares) shall be granted to each non-employee Director duly elected and serving as such on each Grant Date.

     The Directors' Plan was amended on August 6, 1996 to change the purchase price of shares which may be purchased under the Directors' Plan from $22.75 to $16.375, which is equal to the closing sale price of the Company's Class A Common Stock on the New York Stock Exchange on August 5, 1996. The new price is effective for option grants to be made on or after November 1, 1996.

     Options granted under the Directors' Plan are exercisable when granted, but no option is exercisable after the earlier of (a) the date ten years after the Grant Date or (b) the date on which the Director to whom such options were granted ceases for any reason to serve as a Director of the Company; provided, however, that in the event of termination as a result of disability or death, the Director or his/her personal representative may exercise any outstanding options not theretofore exercised during the 90-day period following such disability or death.

     The Directors' Plan is administered by the Board of Directors or an authorized committee thereof in accordance with Rule 16b-3 under the Exchange Act. The Board of Directors or an authorized committee thereof determines the form of options granted under the Directors' Plan and makes other determinations and interpretations concerning the Directors' Plan and options granted thereunder.

     During fiscal 1996, Messrs. Herndon, Moran and Murphy, and Ms. Lane, being all the non-employee Directors of the Company on the Grant Date, were each granted options to purchase 2,000 shares of Class A Common Stock under the Directors' Plan.

Pension Plan

      The Company maintains a qualified noncontributory defined benefit pension plan (the "Pension Plan") for eligible salaried employees of the Company and its subsidiaries, including the named executive officers specified in the "Summary Compensation Table" above and it maintains a nonqualified noncontributory defined benefit supplemental plan (the "Supplemental Plan") generally for certain highly compensated employees. The eligibility requirements of the Pension Plan are attainment of age 21 and one year of service of 1,000 or more hours. The assets of the Pension Plan are maintained in a trust fund at State Street Bank and Trust Company. The Pension Plan is administered by the Pension Plan Committee, which is appointed by the Board of Directors of the Company. Annual contributions to the Pension Plan are computed by an actuarial firm based on normal pension costs and a portion of past service costs. The Pension Plan provides for monthly benefits to, or on behalf of, each covered employee at age 65 and has provisions for early retirement after ten years of service and attainment of age 55 and surviving spouse benefits after five years of service. Covered employees who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The Pension Plan is subject to the Employee Retirement Income Security Act of 1974, as amended.

      The annual normal retirement benefit for employees under the Pension Plan is 1.67% of Final Average Compensation (as defined in the Pension Plan) multiplied by years of service (maximum 25 years), reduced by the Maximum Offset Allowance (as defined in the Pension Plan). For the 1996 Pension Plan year, Annual Compensation in excess of $150,000 per year is disregarded under the Pension Plan for all purposes. However, benefits accrued prior to the 1994 plan year may be based on compensation in excess of $150,000. Compensation recognized under the Pension Plan includes base salary and annual bonus.

      The Supplemental Plan provides additional monthly benefits to individuals who were projected to receive reduced benefits as a result of changes made to the Pension Plan to comply with the Tax Reform Act of 1986 or who will be affected by IRS limits on Pension Plan Compensation.

      The annual normal retirement benefit payable from the Supplemental Plan is equal to the difference between (1) the pre-Tax Reform Act formula of 45% of Final Average Compensation less 50% of the participant's Social Security Benefit, the result prorated for years of service less than 25, and (2) the Pension Plan formula above with Annual Compensation in excess of $175,000 disregarded. For eligible employees who were not plan participants of the Pension Plan as of January 1, 1989, the benefit under the Supplemental Plan is based on the Pension Plan formula set forth above, with Annual Compensation in excess of $254,080 disregarded. For the 1996 Plan Year, Annual Compensation in excess of $317,600 is disregarded for all purposes under the Supplemental Plan. Compensation recognized under the Supplemental Plan is W-2 pay, including amounts deferred under the Management Stock Purchase Plan and pursuant to Sections 401 and 125 of the Internal Revenue Code, but excluding income realized upon the exercise of stock options.

      The following table illustrates total annual normal retirement benefits (payable from both the Pension Plan and from the Supplemental Plan and assuming attainment of age 65 during 1996) for various levels of Final Average Compensation and years of benefit service, prior to application of the Social Security offset, which is an integral part of the benefits payable under the Supplemental Plan.

                                                          Estimated Total Annual Retirement Benefit
                                                            (Pension Plan plus Supplemental Plan)
Final Average Compensation for                                  Based on Years of Service(1)
Five Highest Consecutive Years                                                                   25 Years
       in Last 10 Years:                          10 Years      15 Years           20 Years       or more
- ---------------------------                       --------      --------           --------       -------
  $100,000..........................................$18,000      $27,000            $36,000       $45,000
   150,000...........................................27,000       40,500             54,000        67,500
   200,000...........................................31,825       47,738             63,650        79,563
   250,000...........................................40,825       61,238             81,650       102,063
   300,000...........................................49,825       74,738             99,650       124,563
   350,000...........................................52,993       79,490            105,986       132,483

- ------------


(l) The annual Pension Plan benefit is computed on the basis of a straight life annuity.

      Messrs. Timothy P. Horne, Bloss, McAvoy, McLaurin and Fifer have 37, 3, 15, 18 and 2 years, respectively, of benefit service under the Pension Plan. Eligible employees are currently limited to a maximum annual benefit under the Pension Plan of $120,000 (subject to cost of living adjustments) under Internal Revenue Code requirements regardless of their years of service or Final Average Compensation. Accordingly, under current salary levels and law, Mr. Timothy P. Horne's annual benefit would be limited to such amount.

Employment, Termination, Supplemental and Deferred Compensation Agreements

On September 1, 1996 the Company and Timothy P. Horne will enter into a new Employment Agreement (the

 "1996 Employment Agreement") that terminates and supersedes the existing Employment Agreement dated May 1, 1993 and any other prior employment agreements between the Company and Mr. Horne. The 1996 Employment Agreement provides for annual base salary of at least $660,000 plus other benefits and bonuses generally available to senior executives of the Company. The 1996 Employment Agreement provides for the employment of Mr. Horne as Chairman of the Board and Chief Executive Officer of the Company for a period of three years until August 31, 1999 and thereafter for consecutive one year period automatic renewals unless otherwise terminated. The 1996 Employment Agreement is terminable by Mr. Horne on thirty days notice. Under the 1996 Employment Agreement, if Mr. Horne shall, without his consent, cease to be, or cease to have the responsibilities and duties of, Chairman of the Board of Directors of the Company and Chief Executive Officer other than for a willful illegal act relating to the performance of his duties, or if he shall be assigned duties inconsistent with those previously performed by him, he shall be entitled to terminate his employment upon notice and, if so terminated, he shall be entitled to receive a severance payment equal to the greater of (i) the compensation which would have been payable under the 1996 Employment Agreement at the base salary in effect on the termination date through the third anniversary thereof or (ii) two years' compensation at that rate.

      On September 1, 1996 the Company and Timothy P. Horne will enter into a new Supplemental Compensation Agreement (the "1996 Supplemental Compensation Agreement") that terminates and supersedes the existing Supplemental
Compensation Agreement dated May 1, 1993. Under the 1996 Supplemental Compensation Agreement, Timothy P. Horne is entitled to receive annual payments during his lifetime following his retirement or other termination of employment with the Company equal to the greater of (a) one half of the average of his base salary for the three years immediately preceding such retirement or termination or (b) $400,000. During this period Mr. Horne will be available as a consultant to the Company for 300 to 500 hours per year.

      Timothy P. Horne is also entitled under a Deferred Compensation Agreement to retirement benefits aggregating $233,333 payable over a period of 28 consecutive months commencing upon the earliest of his retirement, attainment of the age of 65 or other termination of employment. The Deferred Compensation Agreement represents compensation which Mr. Horne deferred prior to the
Company's past three fiscal years. The Company has fully expensed its obligations under this Deferred Compensation Agreement.

Stock Option and Compensation Committee Report

The Stock Option and Compensation Committee is currently composed of Messrs. Murphy and Herndon and Ms. Lane. Mr. Murphy is the Chairman of the Committee. The three members of the Stock Option and Compensation Committee are non-employee directors and are ineligible to participate in any of the compensation plans which are administered by the Committee.

In accordance with the rules adopted by the Securities and Exchange Commission, the Stock Option and Compensation Committee will report on the compensation and benefits provided in fiscal 1996 to Timothy P. Horne, David A. Bloss, Sr., Kenneth J. McAvoy, Robert T. McLaurin, and Michael O. Fifer.

Compensation Philosophy

      The Company's executive compensation program is designed to promote corporate performance and thereby enhance stockholder returns. The Committee believes that executives should have a greater portion of their compensation tied directly and primarily to performance of the business and secondarily to individual objectives established by management. To this end, overall compensation strategies and specific compensation plans have been developed to tie a significant portion of executive compensation to the success in meeting specified performance goals. The amended Executive Incentive Bonus Plan and the Management Stock Purchase Plan instituted in fiscal 1996 are intended to strengthen the executive compensation - corporate performance relationship. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate executives to achieve goals inherent in the Company's business strategy, to link executive and stockholder interests and to provide compensation packages that recognize individual contributions as well promote achievement of business goals.

      The key elements of the Company's executive compensation program consist of three components, each of which is intended to serve the overall compensation philosophy: base salary, an annual bonus or Restricted Stock Units under the Management Stock Purchase Plan in lieu of annual bonus and stock options granted under either the 1986 Incentive Stock Option Plan (the "1986 Plan") or the 1989 Nonqualified Stock Option Plan (the "1989 Plan"). Since the 1986 Plan expired in fiscal 1996, the Committee has adopted, and recommends stockholder approval of, the Watts Industries, Inc. 1996 Stock Option Plan (the "1996 Plan"). These programs, as well as the basis for Mr. Timothy P. Horne's compensation in fiscal 1996, are discussed below.

Base Salary

      Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, coupled with a review of the base salaries for comparable positions at other companies.

      Executives' base salaries are reviewed on an annual basis following the close of the fiscal year and completion of the audit of the Company's financial results by the independent auditors. Adjustments are determined by evaluating the performance of the Company and each executive officer. The performance of executive officers with functional or administrative responsibilities is considered by reviewing the quality and efficiency of administrative and functional processes. In the case of executive officers with responsibility for one or more business units within the Company, the business results of those units are also considered. The Committee also considers, where appropriate, certain nonfinancial performance measures, such as increase in market share, market expansion, corporate development and acquisitions, achievement of manufacturing efficiencies, improvements in product quality and/or relations with customers, suppliers or employees. Adjustments in base salary are also made when and as appropriate to reflect changes in job responsibilities.

      The Committee believes that the Company's most direct competitors for executive talent include some, but not necessarily all, of the companies that would be included in the peer group established to compare shareholder returns. Thus, the compensation packages which may be considered during the Company's compensation review process are not the same group as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this proxy statement.

      The base salary received by Mr. Timothy P. Horne in fiscal 1996 was $640,000, an increase of 3.4% from $619,166 in the prior fiscal year. Under the terms of an Employment Agreement with the Company, Mr. Horne's base salary was established in 1993 at $570,000, subject to a guaranteed annual adjustment equal to the increase in the Consumer Price Index for all Urban Consumers, with such other additional increase, if any, as the Committee deems appropriate in its discretion. Under a new Employment Agreement that will take effect on September 1, 1996, Mr. Horne's base salary is established at $660,000, subject to the same guaranteed annual adjustment and other additional increase as provided for under the agreement referred to above. The CPI increased by approximately 3.0% from June 1994 to June 1995, the twelve month period immediately prior to the Committee's adjustment in Mr. Horne's base salary for fiscal 1996. Mr. Horne's base salary for fiscal 1996 was determined by the Committee using the same criteria described above for all executives' base salaries, including reference to the record sales and earnings reported in fiscal year ended June 30, 1995.

Annual Bonus

      On August 8, 1995, the Committee amended the Executive Incentive Bonus Plan for the fiscal year ended June 30, 1996 (the "Bonus Plan"). Under the Bonus Plan, the Company's executive officers and other key employees are eligible for an annual cash bonus. Corporate performance objectives are established at or near the beginning of each fiscal year by the Chairman/President/Chief Executive Officer, the Executive Vice President and the Chief Financial Officer in consultation with the Committee. Each selected participant will generally be assigned three goals, consisting of a sales growth objective, an economic value added ("EVA") percentage and an inventory turns objective. Once the goals are established eligible executives are assigned a maximum potential bonus percentage of base salary as a target upon which the bonus is calculated. Each of the three goals described above carries a percentage weight of 331/3% of the maximum potential bonus percentage. The Committee believes that a significant portion of executive compensation should be tied to an annual bonus potential based closely on the performance of the Company. The Committee believes that the amended Bonus Plan will accomplish that objective.

      Under the Bonus Plan, Mr. Timothy P. Horne is eligible for an annual bonus in an amount to be determined by the Committee based upon the three goals discussed above. With respect to fiscal 1996, the Company initiated restructuring efforts in order to improve the efficiency of its operations for future fiscal years. The Company incurred a net loss for fiscal 1996 due to the recording of restructuring charges. As a result, there was an underachievement in the EVA objective. Additionally, the inventory turnover objective was only partially achieved. The partial achievement of these two objectives resulted in lower annual incentive bonuses for Mr. Horne and most of the executive officers. Mr. Horne would have received a bonus of $56,320 for fiscal 1996, but he elected not to receive such bonus.



Management Stock Purchase  Plan

      On October 17, 1995, the shareholders of the Company adopted the Management Stock Purchase Plan (the "MSPP") that had been approved and recommended by the Board of Directors on August 8, 1995. The purpose of the MSPP is to encourage executives and selected management employees to acquire a greater equity stake in the Company thereby motivating them to contribute to the future growth and success of the Company. Under the MSPP, participants may elect to receive restricted stock units ("RSUs") in lieu of all or a portion of their pre-tax annual incentive bonus and, in some circumstances, make after-tax contributions in exchange for RSUs. Executive participants are required to make an election no later than December 31 of the fiscal year for which such annual incentive bonus amounts will be determined. Each RSU represents the right to receive one share of the Company's Class A Common Stock ("Stock") after a three year vesting period and a participant may elect to defer receipt of Stock for an additional period of time after the vesting period. The MSPP permits a participant to defer income and the taxes due thereon until the RSUs are converted to Stock. RSUs are granted at a discount of 25% from the fair market value of the Stock on the date of grant, which is the date that annual incentive bonuses are paid or would otherwise be paid. The Committee is requiring senior executives who participate in the MSPP to acquire and hold a minimum amount of the Company's Common Stock within the next five years. The Committee intends to decrease the number of stock options granted under the Company's stock option plans in order to motivate executives' participation in the MSPP.

      Mr. Horne's fiscal 1996 election under the MSPP was to receive RSUs in lieu of $128,000, which was his targeted maximum bonus under the Bonus Plan. Since Mr. Horne elected not to receive his actual annual incentive bonus, which was $56,320, he was required under the MSPP to purchase $128,000 of RSUs solely from personal funds. Mr. Horne received 10,423 RSUs which was the number determined by dividing $128,000 by $12.28 (75% of the fair market value of the Stock on August 5, 1996).

Stock Options

      Under the Company's 1986 Plan and 1989 Plan, both of which were approved by the stockholders, stock options may be granted to the Company's executive officers. As discussed above, the 1986 Plan has expired and will be replaced by the 1996 Plan if approved by the shareholders at the 1996 Annual Meeting of Stockholders. The Committee will continue to set guidelines for the size of stock option awards based on similar factors as used to determine base salaries and annual bonuses, including corporate performance and individual performance against objectives. Stock options are the principal vehicle for the payment of long-term compensation. This component of compensation is intended to motivate executives to improve stock market performance.

      Stock options are designed to align the interests of the executives with those of the stockholders as the full benefit of the compensation package will not be realized unless stock appreciation occurs over a number of years. Stock options under the 1986 Plan were typically granted annually and vest 20% per year over five years beginning with the first anniversary of the grant date. Under the 1986 Plan, the exercise price equals the market price of the Class A Common Stock on the date of the grant with an exception for executives who own more than 10% of the combined voting power of the Company; for those employees the exercise price is equal to 110% of the market price on the date of the grant. Stock options under the 1989 Plan have an exercise price which may be no less than 50% of the market price on the date of the grant and generally vest 20% per year over five years beginning with the first anniversary of the grant date. The duration of options under either plan is generally 10 years, with the exception of grants under the 1986 Plan to owners of more than 10% of the combined voting power of the Company, in which case such grants terminate after 5 years. The 1996 Plan contains terms substantially similar to the terms contained in the 1986 and 1989 Plans, except that nonqualified options will not be granted under the 1996 Plan until the earlier to occur of the expiration of the 1989 Plan in 1999 or the exhaustion of shares reserved for issuance under the 1989 Plan.

      Options are normally granted in August at the Committee's meeting in order to provide the Committee with an opportunity to review the fiscal year performance, both of business and individual goals.

      On August 8, 1995, Mr. Timothy P. Horne received options under the 1989 Plan to purchase 40,000 shares with an exercise price of $23.375, which represents 100% of the fair market value of the Class A Common Stock on the grant date. This is the same number of options which were granted to Mr. Horne for the fiscal year ended June 30, 1994. Mr. Horne holds a significant equity interest in the Company.

Company Policy on Qualifying Compensation

      Internal Revenue Code Section 162(m), adopted in 1993, provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table which is not "performance-based" as defined in
Section 162(m). The Committee believes that, while there may be circumstances in which the Company's interests are best served by maintaining flexibility whether or not the compensation is fully deductible under Section 162(m), it is generally in the Company's best interest to comply with Section 162(m).

Conclusion

      Through the programs described above, a significant portion of the Company's executive compensation is linked to corporate performance and stock appreciation. The Committee believes that the Bonus Plan, as amended, will more closely align executive compensation to corporate performance. In addition, the Committee believes that the MSPP will encourage executives and management employees to acquire a greater equity stake in the Company and will motivate them to contribute to the future growth and success of the Company, thereby making stock appreciation a shared interest for both executives and management employees, and all stockholders.

                     Stock Option and Compensation Committee
                        Daniel J. Murphy, III (Chairman)
                               Noah T. Herndon
                                Wendy E. Lane

Performance Graph

      Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Class A Common Stock, based on the market price of the Class A Common Stock, with the cumulative return of companies on the Standard & Poor's 500 Stock Index and a peer group of companies engaged in the valve and pump industries, for a period of five fiscal years commencing June 30, 1991 and ended June 30, 1996. The performance indicator of peer group companies consists of Keystone International, Inc., Bw Ip, Inc., Zurn Industries, Inc., Goulds Pumps, Inc. and Duriron, Inc. The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 at June 30, 1991 and that all dividends were reinvested.

(Printer to Insert)

                                                                Cumulative Total Return
                                            6/30/91      6/30/92    6/30/93    6/30/94   6/30/95    6/30/96
Watts Industries, Inc.........................100          100        77         97        106        80
Peer Group....................................100          105        111        87        96         106
S & P 500.....................................100          113        129        131       165        208

Certain Transactions

George B. Horne, the father of Timothy P. Horne and Frederic B. Horne, receives monthly payments of $7,959 ($95,505 annually) from the Watts Industries, Inc.
Retirement Plan for Salaried Employees.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

      Although Delaware law does not require that the selection by the Directors of the Company's independent auditors be approved each year by the stockholders, the Directors believe it is appropriate to submit the selection of independent auditors to the stockholders for their approval and to abide by the result of the stockholders' vote. Upon the recommendation of the Audit Committee of the Board, the Directors have recommended that the stockholders ratify the selection of Ernst & Young LLP as the Company's independent auditors for fiscal 1997.

      The Company expects that a representative of Ernst & Young LLP will be present at the annual meeting and will be given the opportunity to make a statement if he or she wishes to do so. This representative is also expected to be available to respond to questions from stockholders.

      Holders of voting rights sufficient to ratify the selection of Ernst & Young LLP as independent auditors have indicated an intention to vote in favor of this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                                   PROPOSAL 3

            APPROVAL OF WATTS INDUSTRIES, INC. 1996 STOCK OPTION PLAN

Proposal

      The Board of Directors adopted the Watts Industries, Inc. 1996 Stock Option Plan (the "1996 Plan") for officers and other employees of the Company and its subsidiaries on August 6, 1996, subject to the approval of the Company's stockholders at the 1996 Annual Meeting.

      The 1996 Plan is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Committee"). The Committee, at its discretion, may grant to employees of the Company incentive stock options and non-qualified stock options to purchase shares of Class A Common Stock of the Company. Subject to any adjustments for stock splits, stock dividends and similar events, the total number of shares of Class A Common Stock that can be issued under the 1996 Plan is 3,000,000 shares. Based solely upon the closing price of the Class A Common Stock as reported by the New York Stock Exchange on August 30, 1996, the maximum aggregate market value of the securities to be issued under the 1996 Plan would be $55,875,000 (3,000,000 x $18.625). The 1996
Plan is intended to replace the existing Watts Industries, Inc. 1986 Incentive Stock Option Plan (the "1986 Plan") which expired during fiscal 1996. The 1996 Plan will also replace the 1989 Nonqualified Stock Option Plan (the "1989 Plan") upon the earlier to occur of the expiration of the 1989 Plan in 1999 or the exhaustion of shares reserved for issuance under the 1989 Plan. Nonqualified options will not be granted pursuant to the 1996 Plan until one of the aforementioned events has occurred with respect to the 1989 Plan.

Recommendation

      The Board of Directors believes that stock options can play an important role in the success of the Company by encouraging and enabling the officers and other employees of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that granting such persons a direct stake in the Company will strengthen their desire to remain with the Company and further motivate them to contribute to the Company's prosperity. The Board of Directors views the 1996 Plan as an important mechanism for aligning the economic interests of employees of the Company with the interests of all stockholders and feels that the 1996 Plan will therefore provide long-term benefits to the Company and its stockholders. Accordingly, the Board of Directors believes that the 1996 Plan is in the best interests of the Company and its stockholders and recommends that the stockholders approve the 1996 Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT THE 1996 PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

Summary of the 1996 Plan

      The following description of certain features of the 1996 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 1996 Plan which is attached hereto as Appendix A.

      Plan Administration; Eligibility. The 1996 Plan is administered by the Committee. All members of the Committee must be "non-employee directors" as that term is defined under the rules promulgated by the Securities and Exchange Commission and "outside directors" as defined in Section 162 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

      Persons eligible to participate in the 1996 Plan will be those officers and other employees of the Company and its subsidiaries as selected from time to time by the Committee. Directors of the Company who are also full-time employees of the Company or its subsidiaries will also be eligible to participate in the 1996 Plan. Approximately 27 employees are currently eligible to participate in the 1996 Plan.

      Description of Stock Options. The 1996 Plan permits the granting of options to purchase shares of Class A Common Stock (i) intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and
(ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Class A Common Stock on the date of grant in the case of Incentive Options, and may not be less than 50% of the fair market value of the Class A Common Stock on the date of grant in the case of Non-Qualified Options.

      The term of each option will be fixed by the Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 1996 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be exercisable in installments, and the exercisability of options may be accelerated by the Committee.

      Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery of shares of Class A Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

      Amendments and Termination. The Board of Directors may at any time amend or discontinue the 1996 Plan and the Committee may at any time amend or cancel outstanding options for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding options without the holder's consent. Further, 1996 Plan amendments shall be subject to approval by the Company's stockholders if and to the extent required by the Securities Exchange Act of 1934, as amended (the "1934 Act"), to ensure that awards granted under the 1996 Plan are exempt under Rule 16b-3 promulgated under the 1934 Act, or required by the Code to preserve the qualified status of Incentive Options.



New Plan Benefits

      The number of shares that may be granted to employees under the 1996 Plan is undeterminable at this time, as such grants are subject to the discretion of the Committee.

Tax Aspects Under the U.S. Internal Revenue Code

      The following is a summary of the principal Federal income tax consequences of option grants under the 1996 Plan. It does not describe all Federal tax consequences under the 1996 Plan, nor does it describe state or local tax consequences.

Incentive Options

      Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and, provided the Company complies with applicable withholding requirements, the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over
(2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax. Special rules apply if an employee surrenders shares of Class A Common Stock in payment of the exercise price of his Incentive Option.

      An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

Non-Qualified Options

      There are no Federal income tax consequences to either the optionee, or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the Class A Common Stock received on the exercise date over the option price of shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess, provided the Company complies with applicable withholding rules. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

      Section 83 of the Code and the regulations thereunder provide that the date for recognition of ordinary income (and the Company's equivalent deduction) upon exercise of a Non-Qualified Option and for the commencement of the holding period of the shares thereby acquired by a person who is subject to Section 16 of the 1934 Act will be delayed until the date that is the earlier of (i) six months after the date of the exercise and (ii) such time as the shares received upon exercise could be sold at a gain without the person being subject to such potential liability. Special rules apply if an optionee surrenders shares of Class A Common Stock in payment of the exercise price of a Non-Qualified Option.

Parachute Payments

      The exercise of any portion of any option that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated options to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Company's Deductions

      As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation (other than performance-based compensation) in excess of $1 million a year. In order to satisfy the performance-based compensation exception to the $1 million cap on the Company's tax deduction imposed by Section 162(m) of the Code, the 1996 Plan also provides that stock options with respect to no more than 100,000 shares of Class A Common Stock may be granted to any one individual in any one calendar year period.

                                  OTHER MATTERS

      The Board of Directors is not aware of any other matters which may come before the meeting. If any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matters.

                              STOCKHOLDER PROPOSALS

      In order for any stockholder proposal to be included in the proxy statement for the Company's 1997 Annual Meeting of Stockholders, such proposal must be received at the principal executive offices of the Company, 815 Chestnut Street, North Andover, MA 01845, not later than May 17, 1997 and must satisfy certain rules of the Securities and Exchange Commission.

      Nominations and proposals of stockholders may also be submitted to the Company for consideration at the 1997 Annual Meeting if certain conditions set forth in the Company's bylaws are satisfied, but will not be included in the proxy materials unless the conditions set forth in the preceding paragraph are satisfied. Such nominations (or other stockholder proposals) must be delivered to or mailed and received by the Company not less than 75 days nor more than 120 days prior to the anniversary date of the 1996 Annual Meeting. If the date of the 1997 Annual Meeting is subsequently moved to a date more than seven days (in the case of Director nominations) or ten days (in the case of other stockholder proposals) prior to the anniversary date of the 1996 Annual Meeting, the Company will publicly disclose such change, and nominations or other proposals to be considered at the 1997 Annual Meeting must be received by the Company not later than the 20th day after such disclosure (or, if disclosed more than 75 days prior to such anniversary date, the later of 20 days following such disclosure or 75 days before the date of the 1997 Annual Meeting, as rescheduled). To submit a nomination or other proposal, a stockholder should send the nominee's name or proposal and appropriate supporting information required by the Company's bylaws to the Secretary of the Company at the address set forth above.

                                   APPENDIX A

                             WATTS INDUSTRIES, INC.
                             1996 STOCK OPTION PLAN
1.    PURPOSE

     The Watts Industries, Inc. 1996 Stock Option Plan (the "Plan") is intended as a performance incentive for officers and other employees of Watts
     Industries, Inc. (the "Company") or its Subsidiaries (as hereinafter defined) to enable the persons to whom options to purchase Common Stock (as defined in Section 3 below) are granted (the "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of "incentive stock options" ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options") under the Plan. The term "Subsidiaries" shall include any corporation (other than the Company) in any unbroken chain of corporations, beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. Shares of Common Stock acquired or acquirable upon exercise of options are referred to herein as "Option Shares."

2.    OPTIONS TO BE ISSUED AND ADMINISTRATION

     (a)Options granted under the Plan may be either Incentive Options or Nonqualified Options, and shall be designated as such at the time of grant. To the extent that any option intended to be an Incentive Option shall fail to qualify as an "incentive stock option" under the Code, such option shall be deemed to be a Nonqualified Option. Nonqualified Options may not be granted pursuant to the Plan until the earlier to occur of (i) the date on which the sum of (x) the number of shares of Common Stock purchased pursuant to the Watts Industries, Inc. 1989 Nonqualified Stock Option Plan, as amended (the "1989 Plan"), and (y) the number of shares of Common Stock subject to outstanding Nonqualified Options issued under the 1989 Plan equals the maximum number of shares of Common Stock reserved for issuance under the 1989 Plan as set forth in Section 1 of the 1989 Plan and (ii) the expiration of the 1989 Plan.

     (b)The Plan shall be administered by either the Board of Directors of the Company or the Stock Option and Compensation Committee of the Board of Directors or any successor committee thereto appointed by the Board of Directors (the "Committee"). Action by the Committee shall require the affirmative vote of a majority of all its members. Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder, and a "non-employee director" within the meaning of Rule 16b-3(a)(3) of the Securities Exchange Act of 1934, as amended. All references to the "Committee" herein may also be deemed to refer to the Board of Directors.

     (c)Subject to the terms and conditions of the Plan, the Committee shall have the power: (i) To determine from time to time the options to be issued to eligible persons under the Plan and to prescribe the terms and provisions (which need not be identical) of options issued under the Plan to such persons; (ii) To construe and interpret the Plan and issuances thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any option agreement in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective with all decisions and determinations by the Committee in the exercise of this power to be final and binding upon the Company and the Optionees;(iii)To accelerate the exercisability or vesting of all or any portion of any option; (iv) Subject to the provisions of Section 5(a), to extend the period in which options may be exercised; and (v) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

3.    STOCK

     The stock subject to the options granted under the Plan, shall be shares of the Company's authorized but unissued Class A Common Stock, par value $.10 per share (the "Common Stock"). The total number of shares that may be issued under the Plan shall not exceed an aggregate of 3,000,000 shares of Common Stock. Such numbers shall be subject to adjustment as provided in
     Section 7 hereof.

4.    ELIGIBILITY

     (a)Options may be granted or issued only to officers or other full-time employees of the Company or its Subsidiaries, including members of the Board of Directors who are also full-time employees of the Company or its Subsidiaries.

     (b)No person shall be eligible to receive any Incentive Option under the Plan if, at the date of grant, such person beneficially owns (or is deemed to own under Section 424(d) of the Code) stock representing in excess of ten percent of the voting power of all outstanding capital stock of the Company or of any "parent corporation" or "subsidiary corporation", as defined in Sections 424(e) and 424(f), respectively, of the Code, unless notwithstanding anything in this Plan to the contrary (i) the exercise price for Common Stock subject to such option is at least 110% of the fair market value of such Common Stock at the time of the grant determined as provided below and (ii) the option by its terms is not exercisable after the expiration of five years from the date of grant thereof.

     (c)Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and of all parent corporations and subsidiary corporations, within the meaning of Sections 424(e) and 424(f), respectively, of the
     Code) shall not exceed $100,000. Any Incentive Option granted under the Plan in excess of the foregoing limitation shall be deemed a Nonqualified Option.

     (d)Options with respect to no more than 100,000 shares of Common Stock may be granted to any one individual during any one calendar year period.

5.    TERMS OF THE OPTION AGREEMENTS

     Subject to the terms and conditions of the Plan, each option agreement shall contain such provisions as the Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

     (a)Expiration; Termination of Employment. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date in the case of any Incentive Option shall not be more than ten years after the date on which the option was granted (subject to Section 4(b)). The Committee may in its discretion specify, at the time an option is granted under the Plan and subject to the agreement of the applicable Optionee thereafter, a period or periods within which such option may be exercised following retirement of the Optionee or termination of the Optionee's employment with the Company or its Subsidiaries for any reason, or upon the happening of any other event.

     (b)Minimum Shares Exercisable. Option agreements may in the discretion of the Committee set forth a minimum number of shares with respect to which an option may be exercised at any one time.

     (c)Exercise. Options shall be exercisable in such installments (which need not be equal) and at such time or times (including upon the occurrence of such event or events) as may be designated by the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

     (d)Exercise Price. The exercise price per share of Common Stock subject to each option shall be determined by the Committee; provided, however, that the exercise price per share of Common Stock subject to each Incentive Option shall not be less than the fair market value of the Common Stock on the date such Incentive Option is granted and the exercise price per share of Common Stock subject to each Nonqualified Option shall not be less than fifty percent (50%) of the fair market value of the Common Stock on the date such Nonqualified Option is granted. For the purposes of the Plan, the fair market value of the shares subject to options granted hereunder shall be determined in good faith by the Committee; provided, however, that if the Common Stock is admitted to trading on a national securities exchange or the NASDAQ National Market on the date the option is granted, the fair market value shall not be less than the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported.

     (e)Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) all requirements under applicable law and regulations shall have been complied with to the satisfaction of the Company, (iii) the Company shall have issued and delivered the shares to the Optionee, and
     (iv) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such shares of Common Stock. Nothing in this Plan or in any option shall confer upon any Optionee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with any right of the Company or any of its Subsidiaries to terminate the Optionee's employment at any time.

     (f)Transfer. No option granted hereunder shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and such option may be exercised during the Optionee's lifetime only by the Optionee. Notwithstanding the foregoing, the Committee may provide in an option agreement that the Optionee may transfer, without consideration for the transfer, such Optionee's Nonqualified Options to charitable or other non-profit organizations that are exempt from taxation under the Code, to members of his or her immediate family, to trusts for the benefit of such family members and to partnerships in which such family members are the only partners.

6.    METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     (a)Any option granted under the Plan may, to the extent then exercisable, be exercised by the Optionee in whole or, subject to Section 5(b) hereof, in part by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase pursuant to the exercise of an option (the "Notice").

     (b)Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either: (i) in cash, or by certified or bank check or other payment acceptable to the Company, equal to the option exercise price for the number of shares specified in the Notice (the "Total Option Price"); (ii) if authorized by the applicable option agreement and if permitted by law, by delivery of shares of Common Stock that the Optionee may freely transfer and that have been held by the Optionee free of any substantial risk of forfeiture for at least six months having a fair market value, determined by reference to the provisions of Section 5(d) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the difference, if any, of the Total Option Price less the fair market value of such shares of Common Stock; or (iii) if authorized by the applicable option agreement, by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option Price to the Company in cash or by other method of payment acceptable to the Company; provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause (iii).

     (c)Payment instruments will be received subject to collection. The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon the Company's receipt of the Total Option Price and of any written representations from the Optionee required by the Committee, and the fulfillment of any other requirements contained in the option agreement or applicable provisions of law.

7.    ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     (a)Subject to Section 8 hereof, if the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. Subject to Section 8 hereof, in the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

     (b)Adjustments under this Section 7 shall be determined by the Committee and such determinations shall be final, binding and conclusive. The Committee shall have the discretion and power in any such event to determine and to make effective provisions for acceleration of the time or times at which any option or portion thereof shall become exercisable.

8.    EFFECT OF CERTAIN TRANSACTIONS

     In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company) or in which the Company is not the surviving corporation, (iii) the sale of all or substantially all of the assets of the Company to another person or entity or (iv) the sale of all of the stock of the Company to an unrelated person or entity, the Plan and the options issued hereunder shall terminate upon the effectiveness of any such transaction or event. Notwithstanding the foregoing, in the event of any transaction which will result in such a termination, the Company shall give written notice of such transaction to the Optionee at least sixty (60) days prior to the effective date of any such transaction or the record date on which shareholders of the Company entitled to participate in such transaction shall be determined, whichever shall first occur. Not later than thirty
     (30) days prior to the effective date of such transaction, the Optionee shall be entitled to purchase, subject to the consummation of such transaction, all or any part of the Option Shares (all of which shall be deemed vested as of the date of such written notice), and this Option shall expire as to any Option Shares not purchased prior to such date unless the Board of Directors otherwise determines.

9.    TAX WITHHOLDING

     (a)Each Optionee shall, no later than the exercise date of any option, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

     (b)An Optionee may elect to have his tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any option the number of shares with an aggregate fair market value (determined by reference to the provisions of Section 5(d) hereof), that would satisfy the withholding amount due or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate fair market value (determined by reference to the provisions of Section 5(d) hereof) that would satisfy the withholding amount due.

10.   AMENDMENT OF THE PLAN

     The Board of Directors may discontinue the Plan or amend the Plan at any time. Plan amendments shall be subject to approval by the Company's stockholders if and to the extent determined by the Committee to be necessary to ensure that Incentive Options granted under the Plan are qualified under Section 422 of the Code. Except as provided in Sections 7 and 8 hereof, rights and obligations under any option granted before any discontinuance or amendment of the Plan shall not be altered or impaired by such discontinuance or amendment, except with the consent of the Optionee.

11.   NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock or stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

12.   GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

     (a)The obligation of the Company to deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (b)The Plan shall be governed by Delaware law, except to the extent that such law is preempted by federal law.

     (c)Transactions under the Plan are intended to comply with Rule 16b-3, as amended through August 15, 1996.

13.   EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL

     The Plan shall become effective upon the date that it is approved by the Board of Directors of the Company; provided, however, that the Plan shall be subject to the approval of the Company's stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of such effective date. No options granted under the Plan prior to such stockholder approval may be exercised until such approval has been obtained. No Incentive Options may be granted under the Plan on or after the tenth anniversary of the effective date of the Plan.


                          WATTS INDUSTRIES, INC.

                  815 Chestnut Street, North Andover, MA 01845
                         Proxy for Class A Common Stock

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Timothy P. Horne and Kenneth J. McAvoy, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated below, all of the shares of Class A Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts, on Tuesday, October 15, 1996 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and upon such matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

         The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 1996 Annual Report to Stockholders.

         Please mark
         votes as in
         this example.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to Items 1, 2 and 3 below, the undersigned's votes will be cast in favor of such matters. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

         1. To elect eight Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Nominees: Timothy P. Horne, David A. Bloss, Sr., Frederic B. Horne, Kenneth J. McAvoy, Noah T. Herndon, Wendy E. Lane, Gordon W. Moran and Daniel J. Murphy, III.

                           FOR                       WITHHELD

                ______________________
                For all nominees except as noted above

                FOR        AGAINST          ABSTAIN

         2.     To ratify the selection of Ernst & Young
                LLP as the independent
                auditors of the Company for the
                current fiscal year.

         3.     To approve the Watts Industries,
                Inc., 1996 Stock Option Plan, as
                described in the Proxy Statement.


                MARK HERE
                FOR ADDRESS
                CHANGE AND
                NOTE AT LEFT

         Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


         Signature:  _______________________________Date: ______________________

         Signature:  _______________________________Date: ______________________

                             WATTS INDUSTRIES, INC.

                  815 Chestnut Street, North Andover, MA 01845
                         Proxy for Class B Common Stock

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Timothy P. Horne and Kenneth J. McAvoy, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated below, all of the shares of Class A Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts, on Tuesday, October 15, 1996 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and upon such matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

         The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 1996 Annual Report to Stockholders.

         Please mark
         votes as in
         this example.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to Items 1, 2 and 3 below, the undersigned's votes will be cast in favor of such matters. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. To elect eight Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.
Nominees: Timothy P. Horne, David A. Bloss, Sr., Frederic B. Horne, Kenneth J. McAvoy, Noah T. Herndon, Wendy E. Lane, Gordon W. Moran and Daniel J. Murphy, III.

                           FOR                       WITHHELD

                ______________________
                For all nominees except as noted above

                FOR        AGAINST          ABSTAIN

         2.     To ratify the selection of Ernst & Young
                LLP as the independent
                auditors of the Company for the
                current fiscal year.

         3.     To approve the Watts Industries,
                Inc., 1996 Stock Option Plan, as
                described in the Proxy Statement.


                MARK HERE
                FOR ADDRESS
                CHANGE AND
                NOTE AT LEFT

         Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


         Signature:  _______________________________Date: ______________________
         Signature:  _______________________________Date: ______________________